UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2006

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12175	75-2662240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive, Southlake, Texas		76092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (682) 605-1000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into A Material Definitive Agreement

2006 Base Salaries and Bonus Criteria for CEO and Named Executive Officers.  On January 30, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Sabre Holdings Corporation (the “Corporation”) approved 2006 annual base salaries and the 2006 bonus criteria for the Corporation’s executive officers.

The Committee approved the following annual salaries for the Chief Executive Officer and the four most highly compensated executive officers of the Corporation during 2005 other than the CEO (the “Named Executive Officers”): Michael S. Gilliland (Chairman, President and CEO) $800,000, Jeffery M. Jackson (Executive Vice President and Chief Financial Officer) $475,000, Michelle A. Peluso (Executive Vice President and President and Chief Executive Officer, Travelocity) $450,000,  Thomas Klein (Executive Vice President and Group President, Sabre Travel Network and Sabre Airline Solutions) $450,000, and David A. Schwarte (Executive Vice President and General Counsel) $365,000.

The Corporation maintains an annual incentive compensation program (the “Variable Compensation Program” or “VCP”), under the Sabre Holdings Corporation Amended and Restated 2005 Long-Term Incentive Plan (the “LTIP”).  The VCP provides for cash awards to be paid based upon attainment of pre-established performance standards.  The Committee believes the VCP facilitates the communication of objectives that are of primary importance during the coming year (“VCP Objectives”) and is intended to motivate executives to attain those VCP Objectives.  In those years in which the VCP Objectives are not realized, participants will receive less than target incentive pay, or no incentive pay.

With regard to the Chief Executive Officer, the Committee has authorized, under the VCP, a bonus pool that is not to exceed 0.56 percent of the Corporation’s 2006 adjusted operating income.  With regard to the Named Executive Officers, the Committee has authorized, under the VCP, a bonus pool that is not to exceed 1.0 percent of the Corporation’s 2006 adjusted operating income.  These pools establish the maximum awards payable to the Chief Executive Officer and Named Executive Officers as a group based on the Committee’s assessment of performance, in terms of both objective performance (the Corporation’s adjusted operating income and the performance of each executive’s corporate staff group or business unit) and a subjective analysis (for the purposes of negative discretion) of each executive’s qualitative performance relative to pre-established VCP Objectives.  The Committee may (and traditionally has chosen to) exercise negative (but not upward) discretion to reduce the amounts payable from the pool.  Therefore, the 2006 VCP Target for Michael S. Gilliland (Chairman, President and CEO) is $1,200,000, and for the Named Executive Officers the 2006 VCP Targets are as follows: Jeffery M. Jackson (Executive Vice President and Chief Financial Officer) $475,000, Michelle A. Peluso (Executive Vice President and President and Chief Executive Officer, Travelocity) $450,000,  Thomas Klein (Executive Vice President and Group President, Sabre Travel Network and Sabre Airline Solutions) $450,000, and David A. Schwarte (Executive Vice President and General Counsel) $255,500.

With respect to all executive officers of the Corporation, the maximum cash payment under the LTIP with respect to any calendar year may not exceed an amount twice the executive’s annual base salary as in effect on the last day of the preceding fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

(Registrant)

Date: February 3, 2006
/s/ James F. Brashear
(Signature)
Name: James F. Brashear
Title: Corporate Secretary